                                                                     Exhibit 4.1

                          FIFTH SUPPLEMENTAL INDENTURE

     FIFTH SUPPLEMENTAL INDENTURE (this "Fifth Supplemental Indenture"), dated as of July 7, 2006, among Allied Security Holdings LLC and Allied Security
Finance Corp. (the "Issuers"), SpectaGuard Acquisition, LLC, Professional
Security Bureau LLC, Effective Management Services LLC, Allied Security LLC,
Allied Security LP, Barton Protective Services LLC, AlliedBarton Security
Services LP and AlliedBarton Security Services LLC (each, a "Guaranteeing
Subsidiary" and, collectively, the "Guaranteeing Subsidiaries") and The Bank of
New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                               WITNESSETH

     WHEREAS, Allied Security Escrow Corp. ("Escrow Corp.") has heretofore executed and delivered to the Trustee an indenture (the "Original Indenture"), dated as of July 14, 2004, providing for the issuance of 11.375% Senior
Subordinated Notes due 2011 (the "Notes");

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee a supplemental indenture, dated August 2, 2004, to the Original Indenture assuming all of the obligations of Escrow Corp. under the Original Indenture and the Notes (the "First Supplemental Indenture");

     WHEREAS, the Issuers and the Guaranteeing Subsidiaries, excluding
AlliedBarton Security Services LLC and AlliedBarton Security Services LP, have heretofore executed and delivered to the Trustee a supplemental indenture, dated
August 2, 2004, to the Original Indenture (as supplemented by the First
Supplemental Indenture) pursuant to which each Guaranteeing Subsidiary has unconditionally guaranteed all of the Issuers' Obligations under the Notes and the Original Indenture (as supplemented by the First Supplemental Indenture) on the terms and conditions set forth therein (the "Second Supplemental
Indenture");

     WHEREAS, the Issuers and the Guaranteeing Subsidiaries, excluding
AlliedBarton Security Services LP, have heretofore executed and delivered to the
Trustee a supplemental indenture, dated February 3, 2005, to the Original
Indenture (as supplemented by the First and Second Supplemental Indentures)
pursuant to which AlliedBarton Security Services LLC unconditionally guaranteed all of the Issuers' Obligations under the Notes and the Original Indenture (as supplemented by the First and Second Supplemental Indentures) on the terms and conditions set forth therein (the "Third Supplemental Indenture");

     WHEREAS, the Issuers and the Guaranteeing Subsidiaries have heretofore executed and delivered to the Trustee a supplemental indenture, dated April 1,
2005, to the Original Indenture (as supplemented by the First, Second and Third
Supplemental Indentures) pursuant to which AlliedBarton Security Services LP unconditionally guaranteed all of the Issuers' Obligations under the Notes and the Original Indenture (as

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supplemented by the First, Second and Third Supplemental Indentures) on the
terms and conditions set forth therein (the "Fourth Supplemental Indenture");

     WHEREAS, the Issuers have requested, and the Guaranteeing Subsidiaries and the Trustee have agreed, that certain provisions of the Original Indenture, as supplemented by the First, Second, Third and Fourth Supplemental Indentures (as
so supplemented, the "Indenture") be amended in the manner provided herein
(capitalized terms used but not otherwise defined in this Fifth Supplemental
Indenture having the meanings ascribed to them in the Indenture);

     WHEREAS, Section 9.02 of the Indenture permits the Indenture and the Notes and the Note Guarantees to be amended or supplemented with the consent of the
Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (the "Majority Holders");

     WHEREAS, the Issuers have received the consent of the Majority Holders as of July 7, 2006 to the amendments to the Indenture contemplated by this Fifth
Supplemental Indenture; and

     WHEREAS, the Issuers, the Guaranteeing Subsidiaries and the Trustee have been authorized by all necessary corporate, partnership or limited liability company actions (as the case may be) to enter into this Fifth Supplemental
Indenture;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Fifth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuers, the Guaranteeing Subsidiaries and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Notes as follows:

                                  ARTICLE ONE

     1.1 Amendments.

          (a) Section 1.01 of the Indenture is hereby amended by inserting the following new definitions in the appropriate alphabetic order:

          "Initial Acquisition" means the acquisition of Initial Security LLC and Rentokil Inc. - Security Services, pursuant to the Purchase
          Agreement, dated as of June 9, 2006, by and among the Company,
          Rentokil Initial plc and Initial Tropical Plants, Inc., as such agreement may be amended from time to time.

          "Initial Consent Solicitation" means the solicitation of consents from the Holders for the amendment of the Indenture pursuant to the Consent
          Solicitation Statement

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          dated June 16, 2006 (as amended or supplemented from time to time).

          (b) The definition of "Consolidated Cash Flow" is hereby amended by
     (i) deleting the word "minus" at the end of clause (4) and replacing it with the word "plus," (ii) deleting in its entirety clause (5) thereof and replacing it with the following:

          "(5) fees and expenses, including without limitation fees and expenses of counsel, relating to the Initial Acquisition and the financing thereof, including the Initial Consent Solicitation, to the extent such fees and expenses were deducted in computing such Consolidated
          Net Income; minus"

     and (iii) inserting the following immediately after clause (5) thereof:

          "(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP."

          (c) Section 4.09(b) is hereby amended by (i) deleting in its entirety the language in clause (5) thereof and replacing it in its entirety with the following:

          "(5) the incurrence by the Company or any of its Restricted
          Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under
          Section 4.09(a) hereof or clauses (2), (3), (4), (5), (11), (13) and
          (14) of this Section 4.09(b);",

     (ii) (A) deleting the word "and" at the end of clause (12) thereof, (B)
     deleting the period at the end of clause (13) thereof and replacing it with a semicolon followed by the word "and" and (C) by inserting the following immediately after clause (13) thereof:

          "(14) the incurrence by the Company or any of its Restricted
          Subsidiaries of up to $85.0 million of Indebtedness relating to or in connection with the Initial Acquisition (which may be incurred under the Credit Agreement or one or more Credit Facilities).

     and (iii) by deleting in its entirety the first sentence of the final paragraph thereof and replacing it with the following:

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          "For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1)
          through (14) above, or is entitled to be incurred pursuant to Section
          4.09(a) hereof, the Company will be permitted to classify such item of
          Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09."

                                  ARTICLE TWO

                                  Miscellaneous

     2.1 Effect of the Fifth Supplemental Indenture. This Fifth Supplemental
Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. As supplemented hereby, the Indenture and the Notes and the Note
Guarantees issued thereunder shall continue in full force and effect.

     2.2 Effectiveness. This Fifth Supplemental Indenture shall become effective as of the date hereof, and the provisions hereof shall become operative upon the consummation of the acquisition by Allied Holdings of Initial Security, LLC and
Rentokil Inc. - Security Services as contemplated by the Purchase Agreement (the
"Purchase Agreement"), dated as of June 9, 2006, by and among Allied Security
Holdings LLC, Rentokil Initial plc and Initial Tropical Plants, Inc., as such agreement may be amended from time to time. This Fifth Supplemental Indenture shall terminate and be of no further force or effect if the Purchase Agreement is terminated prior to the provisions hereof becoming operative.

     2.3 Conflict with the TIA. If any provision of this Fifth Supplemental
Indenture limits, qualifies or conflicts with any provision of the TIA that may not be so limited, qualified or conflicted with, such provision of the TIA shall control. If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Fifth Supplemental Indenture, as the case may be.

     2.4 Counterparts. The parties may sign any number of counterparts of this
Fifth Supplemental Indenture. Each signed counterpart shall be an original, but all of the counterparts together shall represent the same agreement.

     2.5 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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     2.6 Recitals. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

     2.7 Severability. In case any provision in this Fifth Supplemental
Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     2.8 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental
Indenture to be duly executed, all as of the date first above written.

                                     ALLIED SECURITY HOLDINGS LLC

                                     By: /s/ William A. Torzolini
                                         ---------------------------------------
                                         Name: William A. Torzolini
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

                                     ALLIED SECURITY FINANCE CORP.

                                     By: /s/ William A. Torzolini
                                         ---------------------------------------
                                         Name: William A. Torzolini
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

                                     SPECTAGUARD ACQUISITION LLC
                                     ALLIEDBARTON SECURITY SERVICES LLC

                                     By: ALLIED SECURITY HOLDINGS LLC,
                                         as sole member

                                     By: /s/ William A. Torzolini
                                         ---------------------------------------
                                         Name: William A. Torzolini
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

                                     ALLIEDBARTON SECURITY SERVICES LP

                                     By:  ALLIED SECURITY HOLDINGS LLC,
                                          as general partner

                                     By: /s/ William A. Torzolini
                                         ---------------------------------------
                                         Name: William A. Torzolini
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

                                     PROFESSIONAL SECURITY BUREAU LLC
                                     EFFECTIVE MANAGEMENT SERVICES LLC
                                     ALLIED SECURITY LLC
                                     BARTON PROTECTIVE SERVICES LLC

                                     By: SPECTAGUARD ACQUISITION LLC,
                                         as sole member

                                     By: /s/ William A. Torzolini
                                        ----------------------------------------
                                        Name: William A. Torzolini
                                        Title: Chief Financial Officer and
                                               Treasurer

                                     ALLIED SECURITY LP

                                     By: SPECTAGUARD ACQUISITION LLC,
                                         as general partner

                                     By: /s/ William A. Torzolini
                                        ----------------------------------------
                                        Name: William A. Torzolini
                                        Title: Chief Financial Officer and
                                               Treasurer

                                     THE BANK OF NEW YORK,
                                        as Trustee

                                     By: /s/ Julie D. Salovitch-Miller
                                        ----------------------------------------
                                        Name: Julie D. Salovitch-Miller
                                        Title: Vice President